UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

The Colonial BancGroup, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	63-0661573
(State of Incorporation or Organization)	(IRS Employer Identification no.)

100 Colonial Bank Blvd.

Montgomery, Alabama 36117

(Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-120166

Securities to be registered pursuant to Section 12(B) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
8-7/8% Subordinated Notes due 2038	New York Stock Exchange

Securities to be registered pursuant to Section 12(G) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Registrant’s 8-7/8% Subordinated Notes due 2038 (the “Notes”) to be registered hereby is contained in the “Description of Debt Securities” set forth in the Prospectus dated November 12, 2004 and in the “Description of the Subordinated Notes” set forth in the Prospectus Supplement dated February 28 2008, filed as part of the Registrant’s Registration Statement Number 333-120166 under the Securities Act of 1933, and such descriptions are incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number	Description of Exhibit

1.	Indenture dated as of March 1, 2008 between the Registrant and The Bank of New York Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on March 5, 2008).

2.	Form of 8-7/8% Subordinated Notes due 2038 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on March 5, 2008).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE COLONIAL BANCGROUP, INC.

Date: March 6, 2008	By:	/s/ Sarah H. Moore
	Name: Title:	Sarah H. Moore Senior Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit

1.	Indenture dated as of March 1, 2008 between the Registrant and The Bank of New York Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on March 5, 2008).

2.	Form of 8-7/8% Subordinated Notes due 2038 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on March 5, 2008).